Exhibit 17.1
                                 MARTIN C. LICHT
                                   Selden Lane
                               Greenwich, CT 06831
















                                                  August 10, 2000


VIA FACSIMILE
AND OVERNIGHT DELIVERY
Mr. Mark Woodburn
Natural Health Trends Corp.
2161 Hutton Drive, Suite 126
Carrollton, TX 75006

Dear Mark:

                  I regret to inform you that I no longer have the time to serve as a director of Natural Health Trends Corp. (the "Company"). I hereby resign as a director of the Company effective immediately.

                  I have no disagreement with the Company on any matter relating to the Company's operations, policies or practices.

                                                             Very truly yours,


                                                             /s/ Martin C. Licht
                                                             -------------------
                                                                 Martin C. Licht